UNITED STATE S

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 9, 2016

Blueprint Medicines Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37359	26-3632015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

38 Sidney Street, Suite 200 Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 374-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Marion Dorsch, Ph.D. as Chief Scientific Officer

On November 9, 2016, Blueprint Medicines Corporation (the “Company”) entered into an employment agreement with Marion Dorsch, Ph.D. pursuant to which Dr. Dorsch will serve as Chief Scientific Officer of the Company, effective November 21, 2016 (the “Effective Date”).  Dr. Dorsch will succeed Christoph Lengauer, Ph.D., MBA, who will transition to the role of Executive Vice President effective as of the Effective Date.

Prior to joining the Company, Dr. Dorsch, age 51,  served as Vice President of Biology at Agios Pharmaceuticals, Inc. (“Agios”). In this role, she was responsible for novel target validation, drug discovery, and biomarker strategy across Agios’ cancer, rare genetic diseases and immuno-oncology portfolios. During her tenure at Agios, Dr. Dorsch contributed to the successful advancement of several molecules targeting defined genetic lesions into clinical trials. Prior to joining Agios, Dr. Dorsch was the Director of Cancer Biology at Sanofi Oncology, where she oversaw drug discovery efforts. Earlier in her career, Dr. Dorsch served as research project leader for sonidegib (Odomzo®), now approved in the United States and European Union for the treatment of locally advanced basal cell carcinoma, at the Novartis Institutes for Biomedical Research and also worked in Inflammation Discovery at Millennium Pharmaceuticals, Inc. Dr. Dorsch received her Ph.D. in Tumor Immunology from the Free University of Berlin, Germany and was a postdoctoral fellow at Columbia University in New York.

Dr. Dorsch’s employment agreement provides for “at will” employment.  Pursuant to the terms of her employment agreement, Dr. Dorsch is entitled to an annual base salary of $355,000 and will receive an initial sign-on bonus of $150,000 upon the commencement of her employment with the Company. Dr. Dorsch is also eligible for an annual performance bonus targeted at 35% of her base salary (commencing with a pro-rated bonus for 2016). Pursuant to the terms of her employment agreement, Dr. Dorsch will also be granted a stock option, effective as of the Effective Date, to purchase 110,000 shares of the Company’s common stock at an exercise price per share equal to the closing price of the Company’s common stock on the date of grant. The stock option will have a ten-year term and will vest as to 25% of the shares underlying the stock option on the first anniversary of the commencement of Dr. Dorsch’s employment with the Company and as to an additional 1/48th of the shares underlying the stock option monthly thereafter. Dr. Dorsch is eligible to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans. Pursuant to the terms of her employment agreement, if Dr. Dorsch’s employment is terminated by us without cause (as defined in her employment agreement) or by Dr. Dorsch for good reason (as defined in her employment agreement), and subject to Dr. Dorsch’s execution of a release of potential claims against us, Dr. Dorsch will be entitled to receive: (i) a lump sum in cash in an amount equal to 12 months of base salary and (ii) a monthly cash payment for 12 months for medical and dental benefits or Dr. Dorsch’s COBRA health continuation period, whichever ends earlier. However, in the event that Dr. Dorsch’s employment is terminated by us without cause, or Dr. Dorsch terminates her employment with us for good reason, in either case within 12 months following the occurrence of a sale event (as defined in her employment agreement), in lieu of the severance payments and benefits described in the preceding sentence and subject to Dr. Dorsch’s execution of a release of potential claims against us, Dr. Dorsch will be entitled to receive: (i) a lump sum in cash in an amount equal to the sum of 12 months of Dr. Dorsch’s base salary then in effect plus Dr. Dorsch’s target annual incentive compensation for the year in which the termination occurs, (ii) a monthly cash payment for 12 months for medical and dental benefits or Dr. Dorsch’s COBRA health continuation period, whichever ends earlier, and (iii) full and immediate vesting and exercisability of all time-based stock options and other time-based stock-based awards held by Dr. Dorsch.

In connection with Dr. Dorsch’s appointment as Chief Scientific Officer,  Dr. Dorsch will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-202938) filed with the Securities and Exchange Commission on March 23, 2015. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Dr. Dorsch for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as one of our officers. Dr. Dorsch entered into a Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement, effective as of the Effective Date, that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Dr. Dorsch’s employment and for 12 months thereafter.

Dr. Dorsch has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Dr. Dorsch and any other person pursuant to which she was appointed as an officer of the Company.

The foregoing description of the employment agreement with Dr. Dorsch is qualified in its entirety by reference to the complete text of such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Transition of Christoph Lengauer, Ph.D., MBA from Chief Scientific Officer to Executive Vice President

On November 9, 2016, the Company also entered into a first amendment to employment agreement with Dr. Lengauer pursuant to which Dr. Lengauer shall transition from the role of Chief Scientific Officer into the role of Executive Vice President effective as of the Effective Date.  In this role, Dr. Lengauer will drive an integrated approach to progressing the Company’s portfolio of investigational drugs.  Pursuant to the terms of the amendment, Dr. Lengauer will devote 100% of his full working time and efforts to the business and affairs of the Company through December 31, 2016, and effective as of January 1, 2017, Dr. Lengauer will devote 60% of his full working time and efforts to the business and affairs of the Company and Dr. Lengauer’s annual base salary will be reduced to $258,000.

The foregoing description of the first amendment to employment agreement with Dr. Lengauer is qualified in its entirety by reference to the complete text of such amendment, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

A copy of the Company’s press release announcing Dr. Dorsch’s appointment as Chief Scientific Officer and Dr. Lengauer’s transition to Executive Vice President is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated November 9, 2016, by and between Blueprint Medicines Corporation and Marion Dorsch
10.2	First Amendment to Employment Agreement, dated November 9, 2016, by and between Blueprint Medicines Corporation and Christoph Lengauer
99.1	Press release issued by Blueprint Medicines Corporation on November 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEPRINT MEDICINES CORPORATION

Date: November 14, 2016	By:	/s/ Jeffrey W. Albers
Jeffrey W. Albers
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated November 9, 2016, by and between Blueprint Medicines Corporation and Marion Dorsch
10.2	First Amendment to Employment Agreement, dated November 9, 2016, by and between Blueprint Medicines Corporation and Christoph Lengauer
99.1	Press release issued by Blueprint Medicines Corporation on November 14, 2016